Exhibit 99.1

FOR IMMEDIATE RELEASE

International Money Express, Inc. Announces Record Second Quarter 2020 Earnings, Net Income Growth of 26.9%

Second Quarter 2020 - Highlights
•	Net Income of $9.0 million, an increase of 26.9% compared with the prior period
•	Basic and Diluted Earnings per Share of $0.24, an increase of 26.3% compared with the prior year period
•	Revenues of $85.1 million, an increase of 2.9% compared with the prior year period
•	Adjusted EBITDA of $17.4 million, an increase of 6.8% over the prior year period
•	Net Income noted above generated Free Cash of $10.0 million, an increase of 16.4% over the prior year period

MIAMI, Florida (August 4, 2020) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company, today announced the financial results for the second quarter ended June 30, 2020 and will host a conference call to discuss those results at 5:00 pm ET today.

Intermex Chairman, Chief Executive Officer and President Robert Lisy commented “We are very proud of our strong second quarter 2020 results. Our growth in customers and transactions demonstrates the strength of our differentiated and focused business model amid the challenging COVID-19 environment. Intermex once again delivered growth exceeding the market, while leveraging our efficiencies to achieve growth in profitability and cash flow, most importantly, while keeping our employees safe and healthy. I am proud of the hard work of our team and we feel great pride and responsibility in the critical nature of the service we provide for our customers to meet their essential remittance needs.”

Mr. Lisy added, “As evidenced by our strong second quarter performance, we remain confident that our superior customer service and operational excellence that has created our “house of brick” will enable us to continue to deliver peer-leading results to our stakeholders.”

Second Quarter Financial Results
Intermex delivered its best second quarter in history in 2020 with Revenues of $85.1 million, an increase of 2.9% over the prior year quarter. This increase in revenues was supported by the 5.8% increase in customers to 2.1 million, driving the 2.7% growth in money transfer transactions to 7.6 million in the second quarter 2020. Contributing to this growth in customers and transactions was the 6.4% increase in agents compared with the prior year period, as well as the recent expansion of countries in which our services are available, growth in our mobile application, and new products.

The Company reported Net Income in the second quarter of 2020 of $9.0 million, an increase of 26.9% compared with the prior year period. This increase was due to the revenue growth noted, coupled with continued migration to lower cost deposit services and negotiated payer fee reductions, lower depreciation and amortization, and interest expense, partially offset by higher income tax provision in the second quarter of 2020.

Adjusted EBITDA in the second quarter of 2020 grew 6.8% over the prior year comparable period to $17.4 million, driven primarily by the revenue growth and focused expense control due to cost savings initiatives.

Adjusted Net Income for the second quarter of 2020 totaled $10.8 million, an increase of 12.7% compared with the prior year quarter, due to the reasons above and the adjustment for legal fees and registration related expenses in the prior year quarter.

Also for the reasons noted above, basic and diluted earnings per share in the second quarter of 2020 were $0.24, an increase of 26.3% compared with the prior year quarter. Adjusted basic and diluted earnings per share totaled $0.28, an increase of 7.7% compared with the second quarter of 2019.

Capital & Liquidity
The Company remains highly capitalized with a strong liquidity position. During the second quarter of 2020, from its Net Income noted above, the Company generated Free Cash (as defined below) of approximately $10.0 million, an increase of 16.4% compared with the prior year period. The Intermex model is highly cash generative, converting over half of its Adjusted EBITDA, after taxes, investments and debt service, to Free Cash in the second quarter 2020.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results, because they Such metrics  exclude, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization resulting from push-down accounting, non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per share are calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Free Cash, also a Non-GAAP measure, is defined as Net Income before provision for bad debt and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations, and reduced by the cash used in investing activities and servicing of our debt obligations.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income Adjusted EBITDA and Free Cash, as well as a reconciliation of Earnings per share to Adjusted Earnings per share and Adjusted EBITDA Margin are set forth in the tables below following the condensed consolidated financial statements.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 5:00 p.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, and expectations for  the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Except for historical information, matters discussed in such statements are forward-looking statements.  All of these forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions are correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital market volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of LIBOR as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements regarding the uncertainty presented by the COVID-19 pandemic for the Company’s 2020 guidance and expectations regarding our confidence that our superior customer service and operational excellence will enable us to continue to deliver peer-leading results to our stakeholders, and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
International Money Express, Inc. (NASDAQ: IMXI) is a leading processor of money transfer services in the United States to Latin America and the Caribbean and the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, five countries in Africa and two countries in Asia. We offer electronic movement of money and data to our customers through our network of sending and paying agents located in all U.S. 50 states, the District of Columbia, Puerto Rico and Canada, and throughout Latin America, the Caribbean and other territories. Our services are also available digitally through intermexonline.com. The Company was founded in 1994 with the headquarters in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Mike Gallentine, Vice President of Investor Relations
mgallentine@intermexusa.com
305-671-8005

International Money Express, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash	$101,985	$86,117
Accounts receivable, net of allowance of $808 and $759, respectively	60,023	39,754
Prepaid wires, net	5,460	18,201
Prepaid expenses and other current assets	2,536	4,155
Total current assets	170,004	148,227

Property and equipment, net	12,735	13,282
Goodwill	36,260	36,260
Intangible assets, net	23,905	27,381
Deferred tax asset, net	83	741
Other assets	1,954	1,415
Total assets	$244,941	$227,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,044	$7,044
Accounts payable	9,560	13,401
Wire transfers and money orders payable, net	47,712	40,197
Accrued and other	24,628	23,074
Total current liabilities	88,944	83,716

Long term liabilities:
Debt, net	84,101	87,623
Total long term liabilities	84,101	87,623

Stockholders' equity:
Total stockholders' equity	71,896	55,967
Total liabilities and stockholders' equity	$244,941	$227,306

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
(in thousands of dollars)	2020	2019
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$72,793	$70,490
Foreign exchange gain, net	11,660	11,623
Other income	609	562
Total revenues	$85,062	$82,675

Operating expenses:
Service charges from agents and banks	56,271	54,622
Salaries and benefits	7,069	7,597
Other selling, general and administrative expenses	5,155	5,337
Depreciation and amortization	2,691	3,155
Total operating expenses	71,186	70,711

Operating income	13,876	11,964

Interest expense	1,633	2,288

Income before income taxes	12,243	9,676

Income tax provision	3,265	2,602

Net income	$8,978	$7,074

Earnings per common share
Basic and diluted	$0.24	$0.19

Reconciliation from Net income to Adjusted Net income

	Three Months Ended June 30,
(in thousands of dollars)	2020	2019
	(Unaudited)

Net income	$8,978	$7,074

Adjusted for:
Share-based compensation, 2018 plan (a)	686	634
Offering costs (b)	-	386
TCPA Settlement (c)	23	-
Other employee severance (d)	-	66
Other charges and expenses (e)	97	59
Amortization of certain intangibles (f)	1,710	2,312
Income tax benefit related to adjustments (g)	(671)	(930)
Adjusted net income	$10,823	$9,601

Earnings per common share
Basic and diluted	$0.28	$0.26

(a) Stock options and restricted stock were granted to employees and independent directors of the Company. The Company recorded $0.7 million and $0.6 million of expense related to these equity instruments during the three months ended June 30, 2020 and 2019, respectively.

(b) The Company incurred $0.4 million of expenses during the three months ended June 30, 2019 for professional and legal fees in connection with a tender offer for the Company’s warrants.

(c) Represents legal fees related to the settlement of a class action lawsuit related to the TCPA.

(d) Represents $0.1 million of severance costs incurred during the three months ended June 30, 2019 related to departmental changes.

(e)  Includes loss on disposal of fixed assets and foreign currency (gains) losses.

(f) Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.

(g) Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Earnings per Share to Adjusted Earnings per Share

	Three Months Ended June 30,
	2020	2019
	(Unaudited)
GAAP Earnings per Share Basic and Diluted	$0.24	$0.19
Adjusted for:
Share-based compensation, 2018 Plan	0.02	0.02
Offering costs	-	0.01
TCPA settlement	NM	-
Other employee severance	-	NM
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.04	0.06
Income tax benefit related to adjustments	(0.02)	(0.02)
Non-GAAP Adjusted Earnings per Share Basic and Diluted	$0.28	$0.26

[NM—Percentage is not meaningful]

Reconciliation from Net income to Adjusted EBITDA

	Three Months Ended June 30,
(in thousands of dollars)	2020	2019
	(Unaudited)

Net income	$8,978	$7,074

Adjusted for:
Interest expense	1,633	2,288
Income tax provision	3,265	2,602
Depreciation and amortization	2,691	3,155
EBITDA	16,567	15,119
Share-based compensation, 2018 Plan (a)	686	634
Offering costs (b)	-	386
TCPA settlement (c)	23	-
Other employee severance (d)	-	66
Other charges and expenses (e)	97	59
Adjusted EBITDA	$17,373	$16,264

(a) Stock options and restricted stock were granted to employees and independent directors of the Company. The Company recorded $0.7 million and $0.6 million of expense related to these equity instruments during the three months ended June 30, 2020 and 2019, respectively.

(b) The Company incurred $0.4 million of expenses during the three months ended June 30, 2019 for professional and legal fees in connection with a tender offer for the Company’s warrants.

(c) Represents legal fees related to the settlement of a class action lawsuit related to the TCPA.

(d) Represents $0.1 million of severance costs incurred during the three months ended June 30, 2019 related to departmental changes.

(e)  Includes loss on disposal of fixed assets and foreign currency (gains) losses.

Reconciliation of Net Income to Free Cash

	Three months ended June 30,
(in thousands of dollars)	2020	2019
	(Unaudited)

Net income for the period	$8,978	$7,074

Depreciation and amortization	2,691	3,155
Stock compensation expense	686	634
Provision for bad debt	364	191
Other noncash expenses	97	60
Cash used in investing Activities	(872)	(1,224)
Term loan pay downs	(1,915)	(1,277)

Net free cash generated during the period	$10,029	$8,613

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended June 30,
	2020	2019
	(Unaudited)
Net Income margin	10.6%	8.6%
Adjusted for:
Interest expense	1.9%	2.8%
Income tax provision	3.8%	3.1%
Depreciation and amortization	3.2%	3.8%
EBITDA	19.5%	18.3%
Share-based compensation, 2018 Plan	0.8%	0.8%
Offering costs	0.0%	0.5%
TCPA settlement	0.0%	0.0%
Other employee severance	0.0%	0.1%
Other charges and expenses	0.1%	0.1%
Adjusted EBITDA Margin	20.4%	19.7%